Exhibit 5.1

July 19, 2005

Wal-Mart Stores, Inc.

702 S.W. Eighth Street

Bentonville, Arkansas 72716

Re:	Registration Statement on Form S-3 of Wal-Mart Stores, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2005 relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of up to $5,000,000,000 aggregate principal amount, or the equivalent thereof in one or more foreign or composite currencies, of the Company’s debt securities (the “Debt Securities”). The offering of the Debt Securities will be made as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as that prospectus is supplemented by one or more prospectus supplements. We are rendering this opinion in connection with the Registration Statement.

Certain of the Debt Securities may, upon issuance, form part of a series of the Company’s debt securities previously established (each, an “Existing Series”) under the terms of an indenture, dated as of December 11, 2002, between the Company and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, NA), as indenture trustee (the “2002 Indenture”). Those Debt Securities will be issued pursuant to and governed by the 2002 Indenture. Any Debt Securities that are a part of a series of the Company’s debt securities established after the date of this opinion letter will be issued pursuant to and governed by an indenture, to be dated as of the effective date of the Registration Statement, by and between the Company and J.P. Morgan Trust Company, National Association, as indenture trustee (the “2005 Indenture” and, together with the 2002 Indenture, the “Indentures”). The Company may establish one or more series of the Debt Securities (each, a “ 2005 Series;” and each Existing Series and 2005 Series, a “Series”) in accordance with the terms of the 2005 Indenture from time to time after the date of this opinion letter.

In rendering this opinion, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended and restated to date, the Registration Statement, Amendment No. 1 to the Registration Statement, the 2002 Indenture, the 2005 Indenture, the resolutions of the Board of Directors of the Company, resolutions of the executive committee of the Board of Directors of the Company and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies. As to facts material to our opinion, we have relied, to the extent that we deem such reliance proper and without investigation or independent verification, upon certificates of public officials and certificates of officers or other representatives of the Company.

In rendering this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and complete, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had the authority to sign in such capacity, (iv) the Registration Statement and any amendments thereto (including any post-effective amendment thereto) will have become and remain effective, will not be subject to any stop order and will comply with all applicable laws, (v) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities of each Series offered thereby in accordance with all applicable laws, (vi) all Debt Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered (each, an “Underwriting Agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (viii) at or prior to the time of delivery of each Debt Security, the action authorizing the Series of which that Debt Security is a part and the terms and conditions of such Debt Securities that are a part of that Series will not have been modified, supplemented or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of that Debt Security.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, with respect to the Debt Securities of a Series to be offered and sold in reliance upon the Registration Statement, if (i) at the time of issuance of such Debt Securities, the Indenture pursuant to which the Debt Securities are issued is in full force and effect and is duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Company has taken all necessary corporate action to establish the Series of which the Debt Securities are a part and to approve the issuance and the terms and conditions of the Series of which the Debt Securities are a part and of the Debt Securities of that Series, the terms of the offering thereof and related matters, (iii) the terms of the Series of which such Debt Securities are a part, of those Debt Securities and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation, or to be subject to any defenses in law or equity or to result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and, without limiting the generality of the foregoing, Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and (iv) the Debt Securities, and any Series of which the Debt Securities are a part, have been established, executed, authenticated, issued and delivered in accordance with the Indenture pursuant to which such Debt Securities are to be issued and any Supplemental Indenture, Board Resolution and Series Terms Certificate (as such terms are defined in such Indenture) relating to any such Series and the definitive Underwriting Agreement has been approved by all necessary corporate action of the Company, then, upon payment of the consideration therefor as provided for in the Underwriting Agreement, the Debt Securities issued by the Company will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture pursuant to which such Debt Securities are issued.

The foregoing opinion is qualified to the extent that the enforceability of any Debt Security, either Indenture or any related document or instrument may be limited by or subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy, (ii) the refusal of a particular court to grant (a) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (b) a particular remedy sought under an Indenture as opposed to another remedy provided for therein or another remedy available at law or in equity and (iii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of (a) severability clauses or (b) any provisions contained in an Indenture that purport to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of any federal or state securities laws.

We note that the enforceability of specific provisions of the Indentures and the Debt Securities may be subject to (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

With respect to Section 8.07(i) of each Indenture, we express no opinion with respect to the enforceability of the parenthetical clause thereof relating to the limitations on the compensation of trustees. With respect to Section 12.01 of each Indenture, we express no opinion as to the enforceability of this provision or any part thereof to the extent that the provision or any part thereof purports to waive liability for violation of securities laws.

The foregoing opinion is limited in all respects to matters under and governed by the laws of the State of New York as each is in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

We consent to the use and filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm as having passed on the validity of the Debt Securities under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not imply or admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth LLP